                                                                     Exhibit 5.1

                          [HOLLAND & KNIGHT LETTERHEAD]

                                  June 21, 2001

Paravant Inc.
89 Headquarters Plaza North, Suite 1421
Morristown, NJ 07960

         Re:   Registration Statement on Form S-8

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-8 filed today by Paravant Inc. (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 101,000 shares (the "Shares") of the authorized common stock, par value $0.015 per share, of the Company authorized for issuance pursuant to the Nonemployee Directors' Stock Option Plan (the "Plan") and a Special Non-Qualified Non-Plan Stock Option Agreement (the "Agreement").

         In connection with the foregoing registration, we have examined the Plan and the Agreement, copies of the Articles of Incorporation and By-Laws of the Company, the Registration Statement, and such other corporate records and documents as we deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all copies submitted to us. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all necessary action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to such opinion, we have relied upon statements of officers and representatives of the Company and others.

         Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares being registered have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan or the Agreement, as applicable, will be validly issued, fully paid and nonassessable shares of common stock of the Company.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         HOLLAND & KNIGHT LLP

                                         /s/ Holland & Knight LLP